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                                                                    EXHIBIT 23.3

                                                      [PIPER JAFFRAY LETTERHEAD]

CONSENT OF PIPER JAFFRAY INC.

Board of Directors
Granite Financial, Inc.

     We hereby consent to the use of our name in the Joint Proxy
Statement-Prospectus of Granite Financial, Inc. and Fidelity National Financial, Inc. forming part of the Registration Statement on Form S-4 of Fidelity National Financial, Inc. and to the inclusion of our opinion as an appendix to such Joint Proxy Statement-Prospectus.

     In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

PIPER JAFFRAY INC.

Minneapolis, Minnesota
January 16, 1998